UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Reattribution

On September 16, 2010, the Board of Directors (the “Board”) of Liberty Media Corporation (the “Company”) approved the change in attribution of the Starz Media business along with $15 million in cash from the Liberty Capital tracking stock group (“Liberty Capital”) to the Liberty Starz tracking stock group (“Liberty Starz”), effective September 30, 2010.  The Starz Media business consists of the following assets:

•      Overture  Films (including its library of 16 released films and 3 films to be released in the 3rd and 4th quarters of 2010)

•      Anchor Bay Entertainment

•      Proprietary Productions (library of 42 films and television series)

•      Film Roman

•      Toronto Animation Studio

This change in attribution results in the extinguishment of an intergroup payable of approximately $60 million, as of August 31, 2010, owed by Liberty Capital to Liberty Starz and Liberty Starz becoming attributed with approximately $70 million in projected bank debt, including interest rate swaps, relating to Overture Films after the release of its three remaining films and any shutdown costs associated with winding down the Overture Films business.  This change in attribution also provides that certain tax benefits relating to Liberty Capital’s operation of the Starz Media business that may be realized from any future sale or other disposition of that business by Liberty Starz will remain attributed to Liberty Capital.

Additional Information

Nothing in the foregoing shall constitute a solicitation to buy or an offer to sell shares in the previously announced split-off or of any of the Company’s tracking stocks described in the foregoing. The offer and sale of such shares in the previously announced split-off will only be made pursuant to an effective registration statement. The Company’s stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because it will contain important information about the transaction. A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the split-off. Information regarding the Company’s (and, if formed, the new company’s) directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Share Repurchase Authorization

Also, on September 16, 2010, the Board authorized the repurchase of up to an additional $500 million of Liberty Capital common stock. This authorization is an increase to the existing Liberty Capital common stock share repurchase program, most recently announced on May 7, 2010. The existing Liberty Interactive and Liberty Starz repurchase authorizations remain in effect and were not affected by this action.

The specific timing and amount of actual future share repurchases will vary based on market conditions, securities law limitations and other factors. The repurchases will be made using the Company’s cash resources attributed to Liberty Capital, and the repurchase program may be suspended or discontinued at any time without prior notice.

The foregoing description includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about any proposed share repurchases and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of the foregoing, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Maffei Speaking Engagement

On September 16, 2010 the Company announced that Greg Maffei, President and CEO of the Company, will be presenting at the Goldman Sachs Communacopia XIX Conference, on Thursday, September 23rd at 9:40 a.m., Eastern Time at the Goldman Sachs Conference Center, in New York City, NY.  During his presentation, Mr. Maffei may make observations regarding the Company’s financial performance and outlook and may discuss the previously announced split-off of Liberty Capital and Liberty Starz.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated September 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2010

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated September 16, 2010